Exhibit 3.27

2712019 out

		LLC-1A	File # 200836510031

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION - CONVERSION
	IMPORTANT — Read all instructions before completing this form.		This Space For Filing Use Only
CONVERTED ENTITY INFORMATION
1.

NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited and “Company” may be abbreviated to “Ltd.” And “Co.” respectively.)

SHEA HOMES AT MONTAGE, LLC

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.
3.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)
	☐ ONE MANAGER	☒ MORE THAN ONE MANAGER	☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)
4.	MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE		CITY	STATE	ZIP CODE

	655 Brea Canyon Road		Walnut	CA	91761
5.

NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 6: If the agent is an individual, enter the agent’s business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item6.)

Max B. Johnson

6.	IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA		CITY	STATE	ZIP CODE

	655 Brea Canyon Road		Walnut	CA	91761
7.	MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS		CITY	STATE	ZIP CODE

☐ THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT’S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.
CONVERTING ENTITY INFORMATION
8.	NAME OF CONVERTING ENTITY Shea Homes at Montage, Inc.
9.	FORM OF ENTITY	10. JURISDICTION	11. CA SECRETARY OF STATE FILE NUMBER, IF ANY

	Corporation	California	C2712019
12.	THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

	STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE		AND	THE PERCENTAGE VOTE REQUIRED OF EACH CLASS

	1,000,000 Common Shares			51%
ADDITIONAL INFORMATION
13.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.
14.	I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE, I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

December 22, 2008
DATE

PETER O. SHEA, JR. EXECUTIVE VICE PRESIDENT
	SIGNATURE OF AUTHORIZED PERSON		TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

JAMES G. SHONTERE, SECRETARY
	SIGNATURE OF AUTHORIZED PERSON		TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON
LLC-1A (REV 01/2008)			APPROVED BY SECRETARY OF STATE